UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2007 Date of Report (Date of earliest event reported)

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32829	20-2786071
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As previously disclosed, pursuant to a Combination Agreement (the “Combination Agreement”), dated as of June 1, 2006 and amended and restated as of November 24, 2006, NYSE Group, Inc. (“NYSE Group”) and Euronext N.V. (“Euronext”) have agreed to combine their businesses under a newly formed holding company, NYSE Euronext, Inc. (“NYSE Euronext”). Pursuant to the terms of the Combination Agreement Euronext’s business will be brought under NYSE Euronext through an exchange offer (the “Offer”) and a post-closing reorganization, and NYSE Group’s business will be brought under NYSE Euronext through a merger (the “Merger”).

     On January 5, 2007, NYSE Group and NYSE Euronext entered into a €2.5 billion Credit Agreement (the “Credit Agreement”), by and among NYSE Euronext, as borrower, NYSE Group, as guarantor until the completion of the Merger, the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Société Générale, as documentation agent, and the presenting banks referred to therein. The Credit Agreement is a 364-day revolving facility with availability of funds in U.S. dollars or Euros. The purpose of the Credit Agreement is limited to the funding of the cash consideration payable to Euronext shareholders who tender their shares in the Offer.

     NYSE Euronext may elect to have revolving loans under the Credit Agreement borrowed in U.S. dollars or Euros, with various interest rate options. On the effective date of the Credit Agreement, no borrowings were funded under the Credit Agreement. In addition, NYSE Euronext will pay a commitment fee of 0.02% per annum of the unused commitment amount, commencing on the effective date of the Credit Agreement.

     The Credit Agreement is unsecured and contains customary representations and warranties (including, but not limited to, those relating to organization and authorization, compliance with laws and litigation) and customary events of default (including, but not limited to, monetary defaults, covenant defaults and bankruptcy events). The Credit Agreement does not contain a financial covenant.

     This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 5, 2007, among NYSE Euronext, Inc.,
NYSE Group, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as
Administrative Agent, and (for the sole purposes of Sections 2.03, 2.04,
2.06(b), 4.03, 7.02 and 9.01 of the Credit Agreement) the presenting bank parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE GROUP, INC.

Dated: January 9, 2007	By: /s/ Nelson Chai____________________
Name: Nelson Chai
Title: Executive Vice President and
Chief Financial Officer